UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 3, 2002

Second Bancorp Incorporated
(Exact name of registrant as specified in its charter)

Ohio	0-15624	34-1547453

(State of incorporation)	(Commission	(IRS Employer
	File Number)	Identification No.)

108 Main Avenue S.W., Warren, Ohio	44482-1311

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 330-841-0123

Item 5. Other Events

On July 3, 2002, the Company issued the following press release:

SECOND BANCORP EARNINGS TO BE IMPACTED BY
MORTGAGE SERVICING RIGHTS VALUATION

Warren, Ohio, July 3, 2002—SECOND BANCORP INCORPORATED (Nasdaq “SECD”, “SECDP”) announced today that recently falling long-term interest rates will require it to take an estimated $900,000 after tax charge against second quarter 2002 earnings reflecting the devaluation of its $1 billion mortgage servicing portfolio. Senior Vice President Mike Filarski, head of subsidiary Second National Bank’s mortgage lending function, explained “We are an aggressive mortgage lender and have traditionally sold a large percentage of our loan production in the secondary market while generally retaining servicing rights on those loans. Our servicing portfolio has been a significant source of revenue for the Bank and is an important part of our business plan. The second quarter charge we are reporting reflects the projected pre-payment of loans as home mortgages are refinanced and the resulting reduction in the value of our mortgage servicing rights.”

David L. Kellerman, Second Bancorp’s Treasurer and Chief Financial Officer of Second National Bank, indicated “We expect the second quarter charge to be recouped in subsequent reporting periods as interest rates strengthen and mortgage production accelerates to cover anticipated loan pay-offs. In the interim, we have prudently purchased interest rate floors which will help reduce related earnings volatility in the future.”

Though a portion of the reported charge will be offset by better-than-expected performance elsewhere in the organization, Second Bancorp’s earnings for the second quarter are expected to be $.43 per diluted share compared to the market’s consensus estimate of $.48. The Company reported earnings of $.42 per diluted share for second quarter 2001. Second Bancorp also indicated that the market’s consensus earnings estimates of $.50 and $.52 per diluted share for the third and fourth quarters are within the range of anticipated outcomes for those periods. The Company will report second quarter earnings July 18, 2002 and will conduct its customary conference call to discuss financial performance the following day.

This announcement contains forward-looking statements that involve risk and uncertainties, including changes in general economic and financial market conditions and the Company’s ability to execute its business plans. Although management believes the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially.

Second Bancorp is a $1.7 billion financial holding company providing a full range of commercial and consumer banking, trust, insurance and investment products and services to communities in a nine county area of Northeastern and East-Central Ohio through Second National Bank’s network of 37 retail banking centers.

Additional information about Second Bancorp and information about products and services offered by Second National Bank can be found on the Web at www.secondnationalbank.com.

CONTACT:  Christopher Stanitz, Executive Vice President and Secretary, at 330.841.0234 (phone), 330.841.0489 (fax) or cstanitz@secondnationalbank.com.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Second Bancorp Incorporated

Date: July 3, 2002	/s/ David L. Kellerman David L. Kellerman, Treasurer